Exhibit 99.1

Nasdaq, Inc. Announces Early Results of Cash Tender Offers for

Up to $218 Million Outstanding Debt Securities

NEW YORK (February 24, 2025) – Nasdaq, Inc. (Nasdaq: NDAQ) (“Nasdaq” or the “Company”) announced today the early results of its previously announced offers to purchase for cash up to an aggregate principal amount of $218,053,000 (the “Aggregate Notes Cap”) (reflecting an $18,053,000 increase from the previously announced cap of $200,000,000) of its outstanding Notes, comprised of (i) up to $41,360,000 aggregate principal amount (the “2028 Notes Cap”) of the Company’s 5.350% Senior Notes due 2028 (the “2028 Notes”), (ii) up to $57,583,000 aggregate principal amount (the “2034 Notes Cap”) of the Company’s 5.550% Senior Notes due 2034 (the “2034 Notes”) and (iii) up to $119,110,000 aggregate principal amount (the “2052 Notes Cap”) of the Company’s 3.950% Senior Notes due 2052 (the “2052 Notes”). The 2028 Notes, the 2034 Notes and the 2052 Notes are referred to collectively herein as the “Notes,” such offers to purchase are referred to collectively herein as the “Tender Offers” and each a “Tender Offer,” and the 2028 Notes Cap, the 2034 Notes Cap and the 2052 Notes Cap are referred to collectively herein as the “Series Notes Caps” and each a “Series Notes Cap.” The Tender Offers are being made upon the terms and subject to conditions described in the Offer to Purchase, dated February 10, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offers. The Company refers investors to the Offer to Purchase for the complete terms and conditions of the Tender Offers.

As of 5:00 p.m., New York City time, on February 24, 2025 (such date and time, the “Early Tender Date”), according to information provided by D.F. King & Co., Inc., the tender and information agent for the Tender Offers, the aggregate principal amount of each series of Notes listed in the table below has been validly tendered and not validly withdrawn in each Tender Offer. Withdrawal rights for the Notes expired at 5:00 p.m., New York City time, on the Early Tender Date.

	Title of Security	Security Identifiers	Principal Amount Outstanding	Series Notes Cap	Principal Amount Tendered at Early Tender Date	Principal Amount Accepted	Approximate Proration Factor
2028 Tender Offer	5.350% Senior Notes due 2028	CUSIP: 63111X AH4 ISIN: US63111XAH44	$921,360,000	$41,360,000	$356,599,000	$41,360,000	12%
2034 Tender Offer	5.550% Senior Notes due 2034	CUSIP: 63111X AJ0 ISIN: US63111XAJ00	$1,187,583,000	$57,583,000	$448,646,000	$57,583,000	13%
2052 Tender Offer	3.950% Senior Notes due 2052	CUSIP: 631103 AM0 ISIN: US631103AM02	$549,105,000	$119,110,000	$244,562,000	$119,110,000	49%

All conditions were satisfied or waived by the Company at the Early Tender Date. The Company has elected to exercise its right to make payment for Notes that were validly tendered on or prior to the Early Tender Date and that are accepted for purchase on February 27, 2025 (the “Early Settlement Date”).

The Tender Offers for the Notes will continue to expire at 5:00 p.m., New York City time, on March 11, 2025, or any other date and time to which the Company extends the applicable Tender Offer, unless earlier terminated.

As the aggregate principal amount of the Notes validly tendered and not validly withdrawn on or prior to the Early Tender Date exceeds the Aggregate Notes Cap, the Company will accept for purchase the Notes on a prorated basis and will not accept for purchase any Notes validly tendered after the Early Tender Date. The applicable consideration (the “Total Consideration”) for each $1,000 principal amount of the Notes validly tendered (and not validly withdrawn) on or prior to the Early Tender Date and accepted for purchase pursuant to each Tender Offer will be calculated in the manner described in the Offer to Purchase by reference to the applicable fixed spread for such Notes plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security at 10:00 a.m., New York City time, on February 25, 2025 (the “Price Determination Date”) (excluding Accrued Interest (as defined below)). The Total Consideration includes an early tender premium of $30.00 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Premium”).

In addition to the consideration described above, all holders of Notes accepted for purchase in the Tender Offers will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but not including, the Early Settlement Date (“Accrued Interest”).

Promptly after the Price Determination Date, the Company will issue a press release specifying, among other things, the Total Consideration for each series of Notes.

The Company intends to fund the purchase of validly tendered and accepted Notes with available cash on hand and other sources of liquidity.

Information Relating to the Tender Offers

The complete terms and conditions of the Tender Offers are set forth in the Offer to Purchase. J.P. Morgan Securities LLC is serving as dealer manager in connection with the Tender Offers. Investors with questions regarding the terms and conditions of the Tender Offers may contact the dealer manager as follows:

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 United States Attention: Liability Management Group U.S. Toll-Free: (866) 834-4666 Collect: (212) 834-7489

D.F. King & Co., Inc. is the Tender and Information Agent for the Tender Offers. Any questions regarding procedures for tendering Notes or request for copies of the Offer to Purchase should be directed to D.F. King & Co., Inc. by any of the following means: by telephone at (866) 342-4881 (toll-free) or (212) 269-5550 (collect) or by email at nasdaq@dfking.com.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Company or its affiliates, their respective boards of directors, the dealer manager, the tender and information agent or the trustee with respect to any series of Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

About Nasdaq

Nasdaq (Nasdaq: NDAQ) is a global technology company serving corporate clients, investment managers, banks, brokers, and exchange operators as they navigate and interact with the global capital markets and the broader financial system. We aspire to deliver world-leading platforms that improve the liquidity, transparency, and integrity of the global economy. Our diverse offering of data, analytics, software, exchange capabilities, and client-centric services enables clients to optimize and execute their business vision with confidence.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking information that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. When used in this communication, words such as “enables,” “intends,” “will,” and similar expressions and any other statements that are not historical facts are intended to identify forward-looking statements. Forward-looking statements in this press release include, among other things, statements about the proposed Tender Offers and the expected source of funds. Risks and uncertainties include, among other things, risks related to the ability of Nasdaq to consummate the Tender Offers on the terms and timing described herein, or at all, Nasdaq’s ability to implement its strategic vision, initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in Nasdaq’s reports filed on Forms 10-K, 10-Q and 8-K and in other filings Nasdaq makes with the SEC from time to time and available at www.sec.gov. These documents are also available under the Investor Relations section of the Company’s website at http://ir.nasdaq.com. The forward-looking statements included in this communication are made only as of the date hereof. Nasdaq disclaims any obligation to update these forward-looking statements, except as required by law.

Media Relations Contacts:

Nick Jannuzzi

+1.973.760.1741

Nicholas.Jannuzzi@Nasdaq.com

Nick Eghtessad

+1.929.996.8894

Nick.Eghtessad@Nasdaq.com

Investor Relations Contact:

Ato Garrett

+1.212.401.8737

Ato.Garrett@Nasdaq.com

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